UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

AGEAGLE AERIAL SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-36492	88-0422242
(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Street N, Suite 1307 Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed, on November 5, 2025, AgEagle Aerial Systems Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors party thereto (the “Purchasers”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the Purchasers an aggregate of up to 100,000 shares of the Company’s Series G Convertible Preferred Stock, $0.001 par value per share (the “Series G Preferred Stock”).

On February 6, 2026, the Company and the Purchasers, entered into that certain Amendment to Securities Purchase Agreement, pursuant to which, the Purchase Agreement was amended to, among other things, change the time when the Purchasers may elect to purchase Additional Preferred Shares (as defined in the Purchase Agreement) from every thirty-one trading days to any time, provided that each such purchase shall be in a minimum amount of $2,000,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Securities Purchase Agreement, dated February 6, 2026, by and among the Company and the Purchases
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

Date: February 6, 2026	By:	/s/ Alison Burgett
Alison Burgett
Chief Financial Officer